EXHIBIT 21.1

                  Subsidiaries of AmeriChip International, Inc.

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            Subsidiary                       Jurisdiction of Organization
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 AmeriChip Tool and Abrasives, LLC                      Michigan
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     AmeriChip Ventures, Inc.                           Michigan
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